EX-4.6

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September 18, 2001 by and between Elgrande, Inc., a Nevada corporation, (the "Company"), and IFG Private Equity, LLC, a Georgia limited liability company ("IFG")

     WHEREAS:

     A. In connection with the Common Stock Purchase Agreement by and between the parties hereto of even date herewith (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to IFG, from time to time, (i) up to $5,000,000 of its Common Stock, par value $0.001 per share (the "Draw Down Shares") and (ii) warrants (the " Commitment Warrants") to acquire up to 100,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), upon the terms and conditions and subject to the limitations and conditions set forth in the Purchase Agreement; and

     B. To induce IFG to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and IFG hereby agree as follows:

1.     DEFINITIONS.
       -----------

     As used in this Agreement, the following terms shall have the following meanings:

          a. "IFG" means IFG Private Equity, LLC and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

          b.  "register,"   "registered,"   and   "registration"   refer   to  a
registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

          c. "Registrable Securities" shall mean the Draw Down Shares, the Commitment Warrant Shares (as defined in the Purchase Agreement) and any other shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the Draw Down Shares and the Warrant Shares until
(i) the Registration Statement has been declared effective by the SEC and all such shares have been disposed of pursuant to the Registration Statement, (ii) all such shares have been sold under circumstances under which all of the applicable conditions of Rule 144 promulgated under the Securities Act (or any similar provision then in force) ("Rule 144") are met, (iii) all such shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, (iv) such time as, in the opinion of counsel to IFG, all such shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act or (v) any combination of the foregoing relating to all such shares.

          d. "Registration Statement(s)" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Purchase Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by IFG of the Registrable Securities under the Securities Act.

To the extent not otherwise defined herein, the definitions set forth in the Purchase Agreement shall apply for purposes of this Agreement.

2.     REGISTRATION.
       ------------

     a. Mandatory Registration. The Company shall prepare, and on or prior to the date (the "Filing Date") which is no later than ninety (90) days after the Closing Date (as defined in the Purchase Agreement), file with the SEC a Registration Statement covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable (i) with respect to the Draw Down Shares and Warrant Shares and (ii) upon exercise of or otherwise pursuant to the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the sum of (x) 50,000,000 Draw Down Shares issuable pursuant to the Purchase Agreement and (y) one hundred percent (100%) of the aggregate number of Warrant Shares that are issuable upon the exercise of or otherwise pursuant to the Warrants, without regard to any limitation on the Company's ability to effect Draw Downs under the Purchase Agreement or on IFG's ability to exercise the Warrants. The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable under the Purchase Agreement and upon exercise of or otherwise pursuant to the Warrants. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to and subject to the review of IFG and its counsel prior to its filing or other submission. The Company shall provide IFG and its counsel with a copy of the Registration Statement not less than five (5) days prior to the intended filing date and any pre- or post-effective amendment thereto not less than three (3) business days prior to the intended filing date and shall provide copies of any supplements not less than two (2) business days prior to the intended filing date.

     b. Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, IFG shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

     c. Payments by the Company. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If
(i) after the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is declared effective by the SEC, a minimum of $1 Million is not drawn down within 12 months following the Effective Date(i) that sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend the prospectus, within ten (10) days of an event requiring supplement or amendment, included therein in accordance with the terms of this Agreement (including Section 3(b) hereof or otherwise), but excluding any days during an Allowed Delay (as defined in Section 3(h)); and (ii) that the Common Stock is not listed or included for quotation on a Principal Market or that trading thereon is halted (clauses (i) and (ii) are each referred to herein as an "Ineffective Period"). Such payments pursuant hereto shall be made within five
(5) Trading Days after the earliest to occur of (i) the expiration of the Commitment Period, (ii) the expiration of an Ineffective Period (or if an Ineffective Period shall last more than thirty (30) calendar days, the expiration of each thirty (30) calendar days of an Ineffective Period).

3.     OBLIGATIONS  OF  THE  COMPANY.
       -----------------------------

     In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

     a. The Company shall prepare promptly, and file with the SEC as soon as practicable after the Closing Date (but in no event later than the Filing Date), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as such shares are no longer considered Registrable Securities pursuant to the definition of such term set forth in Section 1(c) hereof (such period being referred to as the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) to the Registration Statements and supplements to the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of by the seller or sellers thereof as set forth in the Registration Statements. In the event that on any Trading Day the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable under the Purchase Agreement and upon exercise of or otherwise pursuant to the Warrants, without giving effect to any limitations on the Company's ability to effect Draw Downs under the Purchase Agreement or on IFG's ability to exercise the Warrants (the "Registration Trigger Date"), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable
Securities  so  issued  or issuable (without giving effect to any limitations on

Draw Downs under the Purchase Agreement or on exercise contained in the Warrants, as applicable) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within twenty (20) business days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The
Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The provisions of Section 2(c) above shall be applicable with respect to the Company's obligations under this Section 3(b).

     c. If deemed necessary by counsel for both parties, on or before each Draw Down Date, the Company shall prepare and file with the SEC a supplement to the prospectus contained in the Registration Statement, in form and substance agreed upon by the parties, regarding the Draw Down including the Draw Down Date, the Investment Amount, the number of shares sold to IFG in connection with all previous Draw Downs, if not previously disclosed in an SEC Document, and any additional information required by SEC rules and regulations, including Item 507 of Regulation S-K.

     d. The Company shall furnish to IFG and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a
prospectus,  including  a  preliminary   prospectus,  and  all   amendments  and
supplements thereto and such other documents as IFG may reasonably request in order to facilitate the disposition of the Registrable Securities owned by IFG. The Company will immediately notify IFG by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

     e. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as IFG reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

     f. In the event IFG selects underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

     g. The Company will immediately notify IFG upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the resale of the Registrable Securities: (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the happening of any event that makes any statement made in the Registration
Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that prior to the disclosure by the Company of any material non-public information to IFG or its advisors or representatives pursuant to this Section 3(g) or any other provisions of this Agreement, the Company shall identify such information as being material non-public information and shall provide IFG with the opportunity to accept or refuse to accept such material non-public information.

     h. As promptly as practicable after becoming aware of an event specified in Section 3(g)(iv) of this Agreement, the Company shall use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to IFG as IFG may reasonably request; provided that, for not more than twenty (20) consecutive Trading Days (or a total of not more than sixty (60) Trading Days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify IFG in writing of the existence of (but in no event, without the prior written consent of IFG, shall the Company disclose to IFG any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise IFG in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by Section 3(g) and the first sentence of this Section 3(h) with respect to the information giving rise thereto. In the event that IFG consents to receipt of material non-public information pursuant to the second proviso contained in the first sentence of this Section 3(h), IFG hereby agrees to keep such information confidential until the earlier of (i) the date when such information is publicly disclosed by the Company and (ii) the date which is twenty-one (21) Trading Days after the beginning of the period constituting such Allowed Delay.

     i. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration
Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify IFG (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

     j. The Company shall permit a single firm of counsel designated by IFG to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof and any correspondence between the Company and the SEC relating to the Registration Statement) a reasonable period of time (as specified in Section 2(c) above) prior to their filing with the SEC, and not file any document (nor send any correspondence) in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to IFG, IFG's beneficial ownership of securities of the Company or IFG's intended method of disposition of Registrable Securities shall conform to the information provided to the Company by IFG.

     k. The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

     l. On the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with any Registration Statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof, the Company shall have caused to be delivered to IFG (and to each underwriter, if any) a Comfort Letter or Bring Down Comfort Letter, as applicable, as required pursuant to the terms of the Purchase Agreement, addressed to the underwriters, if any, and IFG.

     m. Subject to the provisions of the Purchase Agreement, the Company shall make available for inspection by (i) IFG, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by IFG, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that, subject to the provisions of the Purchase Agreement, each Inspector shall hold in confidence and shall not make any disclosure (except to IFG) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (b) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Nothing herein (or in any other confidentiality agreement between the Company and IFG) shall be deemed to limit IFG's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

     n. The Company shall hold in confidence and not make any disclosure of information concerning IFG provided to the Company unless (i) the disclosure of such information is necessary to comply with federal or state securities laws,
(ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning IFG is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to IFG prior to making such disclosure, and allow IFG, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     o. The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each Principal Market on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National
Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

     p. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

     q. The Company shall cooperate with IFG and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or IFG may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or IFG may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for the Registrable Securities (with copies to IFG) instructions for 6ther issuance for such Registrable Securities.

     r. At the request of the holders of a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the
Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

     s. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities. In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities.

     t. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by IFG of Registrable Securities pursuant to a Registration Statement.

     u. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

4.     OBLIGATIONS  OF  IFG.
       --------------------

     In connection with the registration of the Registrable Securities, IFG shall have the following obligations:

     a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that IFG shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least seven (7) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify IFG of the information the Company requires from IFG.

     b. IFG, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless IFG has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

     c. In the event IFG determines to engage the services of an underwriter, IFG agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

     d. IFG agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(g) or 3(i), IFG will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until IFG's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(g) or 3(i) and, if so directed by the Company, IFG shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in IFG's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     e. IFG may not participate in any underwritten registration hereunder unless IFG (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

5.     EXPENSES  OF  REGISTRATION.
       --------------------------

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by IFG pursuant to Sections 2(b) and 3(j) hereof shall be borne by the Company.

6.     INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) IFG, (ii) the directors, officers, partners, owners, employees, agents and each person who controls IFG within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, (iii) any underwriter (as defined in the Securities Act) for IFG, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary  contained  herein,  the  indemnification  agreement  contained in this
Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto;
(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(d) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by IFG pursuant to Section 9.

     b. In connection with any Registration Statement in which IFG is participating, IFG agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by IFG, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by IFG expressly for use in connection with such Registration Statement; and subject to Section 6(c), IFG will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by it in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of IFG, which consent shall not be unreasonably withheld; provided, further, however, that IFG shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to IFG as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by IFG pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by IFG, if IFG is entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.     CONTRIBUTION.
       ------------

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.     REPORTS  UNDER  THE  EXCHANGE  ACT.
       ----------------------------------

     With a view to making available to IFG the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit IFG to sell securities of the Company to the public without registration, the Company agrees to:

     a. make and keep public information available, as those terms are understood and defined in Rule 144;

     b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 5.3 of the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

     c. furnish to IFG so long as IFG owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit IFG to sell such securities pursuant to Rule 144 without registration.

9.     ASSIGNMENT  OF  REGISTRATION  RIGHTS.
       ------------------------------------

     The rights under this Agreement with respect to the Registrable Securities issued pursuant to the Commitment Warrants shall be automatically assignable by IFG to any transferee of all or any portion of Registrable Securities issuable pursuant to the Commitment Warrants if: (i) IFG agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement,and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the Securities Act.

     The rights under this Agreement with respect to the Registrable Securities issued with respect to the Purchase Agreement shall not be assignable.


10.     AMENDMENT  OF  REGISTRATION  RIGHTS.
        -----------------------------------

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and IFG. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon IFG and the Company.


11.     MISCELLANEOUS.
        -------------

     a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same
Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

     If  to  the  Company:

                   Elgrande,  Inc.
                   1132  Hamilton  Road,  Suite  302,
                   Vancouver,  BC
                   Canada  V6B  2S2
                   Tel:(604)  689-0808
                   Fax:(604)  689-0802
                   Attention:  Michael  Holloran,  CEO

     If  to  IFG:

                   IFG  Private  Equity,  LLC
                   4555  Mansell  Road  Suite  300
                   Alpharetta,  GA  30022
                   Attention:  Tony  Gentile

     c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     d. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed in the State of Nevada (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Nevada with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     e. This Agreement, the Purchase Agreement and the Warrants (including all schedules and exhibits hereto or thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     j. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to IFG by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that IFG shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

     k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     l. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     IN WITNESS WHEREOF, the Company and IFG have caused this Agreement to be duly executed as of the date first above written.


ELGRANDE.COM,  INC.                              IFG  PRIVATE  EQUITY,  LLC


     /s/ Michael F. Holloran                           /s/ Anthony Gentile
By:  _________________________                    By:  _________________________
     Chief  Executive  Officer                         Anthony  Gentile, Manager